Exhibit 10.4

EXECUTION VERSION

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

This AMENDED AND RESTATED INTERCREDITOR AGREEMENT, dated as of November 5, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), amends and restates in its entirety that certain Intercreditor Agreement, dated as of September 20, 2010 (as amended, supplemented or otherwise modified as of the date hereof, the “Original Agreement”) and is entered into by and among SunTrust Bank (“SunTrust”), in its capacity as administrative agent (collectively with its successors and assigns, the “Agent”) for the “Lenders” under the Bank Credit Agreement (as defined below) (such Lenders, collectively with their respective successors and assigns, the “Banks”) and the holders of the Pru Notes (as defined below) listed on Annex II attached hereto (collectively with their respective successors and assigns, the “Pru Noteholders”) (the Banks, the relevant Affiliates of the Banks (in respect of Banking Services Obligations and Rate Management Obligations), the Pru Noteholders and the Agent, together with their respective successors and assigns, are herein sometimes collectively called the “Secured Parties” and individually called a “Secured Party”), and SunTrust, in its capacity as contractual representative for the Secured Parties hereunder (the “Collateral Agent”). Capitalized terms used herein but not defined herein shall have the meanings set forth in the “Bank Credit Agreement” (as defined below) as in effect on the date hereof.

RECITALS:

WHEREAS, Encore Capital Group, Inc. (herein called the “Borrower”), the Banks party thereto, and the Agent entered into that certain Amended and Restated Credit Agreement, dated as of November 5, 2012 (as used herein, the term “Bank Credit Agreement” means the foregoing Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time);

WHEREAS, the Pru Noteholders listed on Annex II attached hereto are the holders of the 7.75% Senior Secured Notes, due 2017 in an aggregate original principal amount of $50,000,000 (collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time, the “2010 Pru Notes”) and the 7.375% Senior Secured Notes, due 2018 in an aggregate original principal amount of $25,000,000 (collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time, the “2011 Pru Notes” and, together with the 2010 Pru Notes, the “Pru Notes”), issued pursuant to an Amended and Restated Senior Secured Note Purchase Agreement, dated as of February 10, 2011, between the Borrower, on the one hand, and the Pru Noteholders listed on Annex II attached hereto, on the other hand (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pru Note Agreement”);

WHEREAS, pursuant to the terms of the Collateral Documents, each of the Borrower and the entities set forth on Annex III hereto (such entities together with all other parties which guaranty any Secured Obligations from time to time, collectively, the “Guarantors”) that have guaranteed the repayment of all amounts due and payable under the Secured Creditor Documents, may from time to time grant a security interest in certain of its assets to the Collateral Agent;

WHEREAS, the Secured Parties desire to agree to the relative priority of the application of payments received pursuant to the terms of the Collateral Documents and all Guaranties and certain other payments with respect to the Secured Obligations (as defined below), and certain other rights and interests; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Secured Parties and the Collateral Agent hereby agree as follows:

1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings, in addition to the terms defined in the Recitals:

“Actionable Default” means, under the Bank Credit Agreement or the Pru Note Agreement, (a) a Default shall have occurred thereunder as a result of (i) the nonpayment of amounts owing thereunder or under any note issued thereunder after expiration of any applicable cure or grace period provided thereunder, (ii) noncompliance with Sections 5.3, 6.1, 6.2, 6.3, 7.1, 7.2, 7.3, 7.4, 7.5 or 7.6 of the Bank Credit Agreement or Sections 9.2, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.12 or 10.13 of the Pru Note Agreement, (iii) the bankruptcy or insolvency of the Borrower or any of its subsidiaries, including, without limitation, the Guarantors or (iv) the occurrence of a Change of Control under the Bank Credit Agreement or the occurrence of a “Change of Control” under the Pru Note Agreement, (b) a notice shall have been delivered to the Borrower by the Agent under the Bank Credit Agreement or a Pru Noteholder under the Pru Note Agreement indicating that an Event of Default (as defined therein) has occurred and is continuing and the Secured Obligations due under any such Secured Creditor Document are immediately due and payable, to the extent provided for in the applicable Secured Creditor Document, (c) a default shall have occurred under any Collateral Document or Guaranty (defined below) and the Agent, the Collateral Agent, or a Secured Party, as applicable, shall have caused the amounts owing thereunder to become immediately due and payable, to the extent provided for in the applicable Collateral Document or Guaranty or (d) any other Default that is caused by any Rate Management Transaction (as defined in the Bank Credit Agreement) with a Secured Party being terminated by such Secured Party prior to the stated termination date of such Rate Management Transaction, and the Borrower or any Guarantor is required to make a payment to such Secured Party as a result of such termination.

“Collateral” means all property of the Borrower or any Guarantor in which the Collateral Agent shall have been granted a security interest or lien under any of the Collateral Documents.

“Collateral Account” means the collateral account established and maintained by the Collateral Agent pursuant to Section 8 hereof.

“Collateral Agent’s Expenses” means all of the fees, costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of its counsel) (i) arising in connection with the preparation, execution, delivery, modification, restatement, amendment or termination of this Agreement and each Collateral Document, if not previously reimbursed, or the enforcement (whether in the context of a civil action, adversarial proceeding, workout or otherwise) of any of the provisions hereof or thereof, or (ii) incurred or required to be advanced in connection with the sale or other disposition or the custody, preservation or protection of the Collateral pursuant to any Collateral Document and the exercise or enforcement of the Collateral Agent’s rights under this Agreement and in and to the Collateral.

“Collateral Documents” means any and all security agreements, pledge agreements, mortgages, deeds of trust, financing statements, and other similar instruments executed by the Borrower or any Guarantor in favor of the Collateral Agent from time to time pursuant hereto, in each case as such agreements, documents and instruments may be amended, modified, supplemented and/or restated, and together in each case with any other agreements, instruments and documents incidental thereto.

“Default” means (a) any “Event of Default” (as defined in the Bank Credit Agreement) or (b) any “Event of Default” (as defined in the Pru Note Agreement).

“Distribution Date” means the second business day in each calendar week, commencing with the first such business day following receipt by the Collateral Agent of a Notice of Actionable Default.

“Guaranty” means any guaranty entered into in favor of the Agent, the Collateral Agent, and/or any other Secured Party guaranteeing the repayment of the Secured Obligations due and payable under a Secured Creditor Document.

“L/C Interests” means, with respect to any Bank, such Bank’s direct or participation interests in all unpaid reimbursement obligations with respect to Letters of Credit and such Bank’s direct obligations or risk participations with respect to undrawn amounts of all outstanding Letters of Credit, provided that the undrawn amounts of outstanding Letters of Credit shall be considered to have been reduced to the extent of any amount on deposit with the Agent or any other Secured Party at any time as provided in Section 9(b) hereof or Sections 2.12(c), 2.22(g), 2.23(a)(ii) or (v), 2.25(e), 2.28 or 8.2(a) or any other provision of the Bank Credit Agreement to the extent that such Bank Credit Agreement provisions provide for the Cash Collateralization (as defined in the Bank Credit Agreement as of the date hereof) of unpaid reimbursement obligations with respect to Letters of Credit.

“Notice of Actionable Default” means a written notice to the Collateral Agent from any Secured Party or Secured Parties stating that it is a “Notice of Actionable Default” hereunder and certifying that an Actionable Default has occurred and is continuing. A Notice of Actionable Default may be included in a written direction to the Collateral Agent from the Requisite Secured Parties pursuant to Section 5 hereof.

“Notice of Default” means a written notice to the Collateral Agent from any Secured Party or Secured Parties stating that it is a “Notice of Default” hereunder and certifying that a Default has occurred and is continuing.

“Principal Exposure” means, with respect to any Secured Party at any time (i) if such Secured Party is a Bank under the Bank Credit Agreement, the aggregate amount of such Secured Party’s Commitment under the Bank Credit Agreement, or, if the Banks shall then have terminated the Commitments under the Bank Credit Agreement, the sum of (x) the outstanding principal amount of such Secured Party’s Loans thereunder and (y) the outstanding face and/or principal amount of such Secured Party’s L/C Interests thereunder at such time and (ii) if such Secured Party is a Pru Noteholder, the outstanding principal amount of such Secured Party’s Pru Notes at such time.

“Pro Rata Share” means, with respect to any Secured Party at any time, a fraction (expressed as a percentage), the numerator of which is the amount of such Secured Party’s Principal Exposure at such time, and the denominator of which is the aggregate amount of the Principal Exposure of all of the Secured Parties at such time.

“Requisite Secured Parties” means, at any time, (i) Banks under the Bank Credit Agreement whose Pro Rata Shares exceed fifty percent of the aggregate Pro Rata Shares of the Banks under the Bank Credit Agreement (provided that the Pro Rata Share of any Defaulting Lender shall not be included in the foregoing calculation) and (ii) Pru Noteholders whose Pro Rata Shares exceed fifty percent of the aggregate Pro Rata Shares of the Pru Noteholders.

“Secured Creditor Documents” means the Bank Credit Agreement, the Pru Note Agreement and the Pru Notes.

“Secured Obligations” means all of the monetary obligations owed by the Borrower or any Guarantor to the Secured Parties or the Agent under the Bank Credit Agreement, the Pru Note Agreement, the Pru Notes, any other Secured Creditor Document, the Guaranties, the Collateral Documents, and related agreements, documents, and instruments, including, without limitation, (1) the “Obligations” (as defined in the Bank Credit Agreement), (2) the outstanding principal amount of, accrued and unpaid interest on, and any unpaid Make-Whole Amount (as defined in the Pru Note Agreement) or other breakage or prepayment indemnification due with respect to, the Loans and the Pru Notes, (3) any unpaid reimbursement obligations with respect to any Letters of Credit, (4) any undrawn amounts of any outstanding Letters of Credit and (5) any other unpaid amounts (including amounts in respect of Banking Services Obligations (as defined in the Bank Credit Agreement), Rate Management Obligations (as defined in the Bank Credit Agreement), fees, expenses, indemnification and reimbursement) due from the Borrower or any Guarantor under any of the Pru Note Agreement, the Pru Notes, the Bank Credit Agreement, any other Secured Creditor Document, the Guaranties or the Collateral Documents; provided that (x) the undrawn amounts of any outstanding Letters of Credit shall be considered to have been reduced to the extent of any amount on deposit with the Agent or any other Secured Party at any time as provided in Section 9(b) hereof or Sections 2.12(c), 2.22(g), 2.23(a)(ii) or (v), 2.25(e), 2.28 or 8.2(a) or any other provision of the Bank Credit Agreement and (y) Banking Services Obligations and Rate Management Obligations (or any similar terms defined in the Bank Credit Agreement) shall only constitute Secured Obligations under this Agreement and the Collateral Documents to the extent that the holders of such Banking Services Obligations or Rate Management Obligations (or such similar terms), as the case may be, have agreed to be bound by the provisions of this Agreement.

2. Appointment; Nature of Relationship. Subject to the terms and conditions contained in this Agreement, the Agent (on behalf of the Banks) and the Pru Noteholders hereby designate and appoint SunTrust as their Collateral Agent under this Agreement and the Collateral Documents, and each of them hereby authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the Collateral Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are incidental thereto. The Collateral Agent agrees to act as such on the express terms and conditions contained in this Agreement. Notwithstanding the use of the defined term “Collateral Agent,” it is expressly understood and agreed that the Collateral Agent shall not have any fiduciary responsibilities to any Secured Party by reason of this Agreement and that the Collateral Agent is merely acting as the representative of the Secured Parties with only those duties as are expressly set forth in this Agreement and the Collateral Documents. In its capacity as the Secured Parties’ contractual representative, the Collateral Agent (i) does not assume any fiduciary duties to any of the Secured Parties and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the Collateral Documents. The Agent (on behalf of the Banks) and the Pru Noteholders agree to assert no claim against the Collateral Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each of them hereby waives.

3. Powers and Duties. Subject to the provisions of Section 6 hereof, the Collateral Agent shall have and may exercise such powers under the Collateral Documents as are specifically delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Collateral Agent shall have no implied duties to the Secured Parties, or any obligation to the Secured Parties to take any action hereunder or under any of the Collateral Documents, except any action specifically required by this Agreement or any of the Collateral Documents to be taken by the Collateral Agent or directed by the Requisite Secured Parties in accordance with the terms hereof. The Collateral Agent shall not take any action which is in conflict with any provisions of applicable law or of this Agreement or any Collateral Document.

4. Authorization to Execute Collateral Documents. If the Collateral Agent receives written notice from either the Agent or a Pru Noteholder at any time or from time to time hereunder that Collateral Documents are required pursuant to the Bank Credit Agreement or the Pru Note Agreement in connection with the grant of a security interest in and lien against the assets of the Borrower and/or a Guarantor, the Collateral Agent is authorized to and shall execute and deliver such Collateral Documents as the Agent or such Pru Noteholder shall direct requiring execution and delivery by it and is authorized to and shall accept delivery from the Borrower of such Collateral Documents as the Agent or the Pru Noteholder shall direct which do not require execution by the Collateral Agent, provided, however, that the Collateral Agent shall not execute a Collateral Document providing for a lien on real property without the approval of the Requisite Secured Parties.

5. Direction by Requisite Secured Parties. Except as otherwise provided in this Section 5, the Collateral Agent shall take any action with respect to the Collateral and the Collateral Documents directed in writing by the Requisite Secured Parties. Notwithstanding the foregoing, the Collateral Agent shall not be obligated to take any such action (i) which is in conflict with any provisions of applicable law or of this Agreement or any Collateral Document or (ii) with respect to which the Collateral Agent, in its opinion, shall not have been provided adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it as a result of compliance with such direction. Under no circumstances shall the Collateral Agent be liable for following the written direction of the Requisite Secured Parties. In each instance in which the Requisite Secured Parties deliver a written direction to the Collateral Agent pursuant hereto, the Collateral Agent shall promptly send a copy of such written direction to each Secured Party that is not included in such Requisite Secured Parties.

6. Notice of Actionable Default. Any Secured Party or Secured Parties may give the Collateral Agent a Notice of Default or a Notice of Actionable Default in the manner provided in Section 31 hereof and shall give a copy of such Notice of Default or Notice of Actionable Default to each of the other Secured Parties. If and only if the Collateral Agent shall have received a Notice of Actionable Default, the Collateral Agent shall, if and only if directed in writing by the Requisite Secured Parties, exercise the rights and remedies provided in this Agreement and in any of the Collateral Documents.

7. Remedies. Each of the Secured Parties hereby irrevocably agrees that the Collateral Agent shall be authorized, after the occurrence and during the continuance of an Actionable Default and at the direction of the Requisite Secured Parties or incidental to any such direction, for the purpose of carrying out the terms of this Agreement and any of the Collateral Documents, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes hereof and thereof, including, without limiting the generality of the foregoing, to the extent permitted by applicable law, to do the following:

(i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due with respect to the Collateral (except that, without the consent of all Secured Parties, the Collateral Agent shall not accept any Secured Obligations in whole or partial consideration from the disposition of any Collateral),

(ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments, documents and chattel paper taken or received by the Collateral Agent in connection with this Agreement or any of the Collateral Documents,

(iii) to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Collateral,

(iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions of this Agreement and the Collateral Documents, and

(v) to do, at its option and at the expense and for the account of the Secured Parties (to the extent the Collateral Agent shall not be reimbursed by the Borrower) at any time or from time to time, all acts and things which the Collateral Agent deems reasonably necessary to protect or preserve the Collateral and to realize upon the Collateral.

8. The Collateral Account. (a) Upon receipt by the Collateral Agent of a Notice of Actionable Default, and until such time as the Actionable Default described therein is cured or waived, the Collateral Agent shall establish and maintain at its principal office an interest-bearing account that shall be entitled the “Encore Capital Collateral Account.” All moneys received by the Collateral Agent with respect to Collateral after receipt of a Notice of Actionable Default and until such time as the Actionable Default described therein is cured or waived shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Collateral Agent in accordance with Section 9 hereof. In addition, (i) any other payments received, directly or indirectly, by any Secured Party of or with respect to any of the Secured Obligations from the Borrower or any Guarantor after the occurrence and during the continuance of an Actionable Default (including, without limitation, any amount of any balances held by any Secured Party for the account of the Borrower or any Guarantor or any other property held or owing by it to or for the credit or for the account of the Borrower or any Guarantor which has been set off or appropriated by it and any payments received upon the termination of any Rate Management Transaction prior to its stated termination date), (ii) any payment received by any Secured Party with respect to any of the Secured Obligations in an insolvency or reorganization proceeding or otherwise with respect to the Borrower or any Guarantor or (iii) any payment from a Guarantor received by any Secured Party with respect to any Secured Obligations, shall, in each case, promptly be delivered to the Collateral Agent and thereafter shall be held, applied and/or disbursed by the Collateral Agent in accordance with Section 9 hereof, provided that the foregoing clauses (i), (ii) and (iii) shall not apply to distributions by the Collateral Agent under Section 9 hereof. The Collateral Account at all times shall be subject to the exclusive dominion and control of the Collateral Agent. Each of the Borrower and each Guarantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in and to the Collateral Account and all funds which may from time to time be on deposit therein to secure the prompt and complete payment and performance of the Secured Obligations.

(b) Notwithstanding the foregoing, with respect to any collections or payments received by any Secured Party on or after the occurrence and during the continuance of an Actionable Default but prior to the date of the occurrence of an event described in clauses (a)(iii) or (b) of the definition of Actionable Default (such event, an “Acceleration”), (1) such collections and payments shall be delivered to the Collateral Agent pursuant to the foregoing provisions, only to the extent that the principal amount of the Secured Obligations owed to such Secured Party on the date of such Acceleration is less than the principal amount of the Secured Obligations owed to such Secured Party on the date of such Actionable Default, and (2) the amount of any such collections and payments subject to the foregoing provisions shall not be so delivered until the date of the occurrence of such Acceleration. For the purposes of the preceding sentence, any collection or payment received by the Agent on behalf of the Banks shall be considered to have been received by the Banks, and applied to pay the Secured Obligations owed to the Banks, to which such payment or collection relates whether or not distributed by the Agent to the Banks.

(c) Any re-allocations of any payments or distributions initially made or received on any Secured Obligations due to payments and transfers among the Secured Parties and the Collateral Agent under Section 8(b) hereof shall be deemed to reduce the Secured Obligations of any Secured Party receiving any such payment or other transfer under Section 8(b) hereof and shall be deemed to restore and reinstate the Secured Obligations of any Secured Party making any such payment or other transfer under Section 8(b) hereof, in each case by the amount of such payment and other transfer; provided that if for any reason such restoration and reinstatement shall not be binding against the Borrower or any Guarantor, the Secured Parties agree to take actions as shall have the effect of placing them in the same relative positions as they would have been if such restoration and reinstatement had been binding against the Borrower and the Guarantors.

9. Application of Moneys. (a) All moneys held by the Collateral Agent in the Collateral Account shall be distributed by the Collateral Agent on each Distribution Date as follows:

FIRST: To the Collateral Agent in an amount equal to the Collateral Agent’s Expenses that are unpaid as of such Distribution Date, and to any Secured Party that has theretofore advanced or paid any such Collateral Agent’s Expenses in an amount equal to the amount thereof so advanced or paid by such Secured Party prior to such Distribution Date;

SECOND: To the Secured Parties pro rata in proportion to the respective amounts of the Secured Obligations owed to the Secured Parties under the Secured Creditor Documents as of such Distribution Date; and

THIRD: Any surplus remaining after payment in full in cash of all Collateral Agent’s Expenses and all of the Secured Obligations shall be paid to the Borrower, or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, provided that if any Secured Party shall have notified the Collateral Agent in writing that a claim is pending for which such Secured Party is entitled to the benefits of an indemnification, reimbursement or similar provision under which amounts are not yet due but with respect to which the Borrower continues to be contingently liable, and amounts payable by the Borrower with respect thereto are secured by the Collateral, the Collateral Agent shall continue to hold the amount specified in such notice in the Collateral Account until the Borrower’s liability with respect thereto is discharged or released to the satisfaction of such Secured Party.

Notwithstanding the foregoing, except for any surplus under clause THIRD above, the Collateral Agent shall not be required (unless directed by the Requisite Secured Parties) to make a distribution on any Distribution Date if the balance in the Collateral Account available for distribution on such Distribution Date is less than $10,000. The Collateral Agent shall not be responsible for any Secured Party’s application (or order of application) of payments received by such Secured Party from the Collateral Agent hereunder to the Secured Obligations owing to such Secured Party. For the purpose of determining the amounts to be distributed pursuant to clause SECOND of subsection (a) above with respect to the undrawn amounts of the outstanding Letters of Credit, such undrawn amounts shall be reduced by any amounts held as collateral pursuant to subsection (b) of this Section 9.

(b) Any distribution pursuant to clause SECOND of subsection (a) above with respect to the undrawn amount of any outstanding Letter of Credit shall be paid to the Agent to be held as collateral for the Banks and disposed of as provided in this subsection (b). On each date on which a payment is made to a beneficiary pursuant to a draw on a Letter of Credit, the Agent shall distribute to the Banks from the amounts held pursuant to this subsection (b) for application to the payment of the reimbursement obligation due to such Banks with respect to such draw an amount equal to the product of (1) the total amount then held pursuant to this subsection (b), and (2) a fraction, the numerator of which is the amount of such draw and the denominator of which is the aggregate undrawn amount of all outstanding Letters of Credit immediately prior to such draw. On each date on which a reduction in the undrawn amount of any outstanding Letter of Credit occurs other than on account of a payment made to a beneficiary pursuant to a draw on such Letter of Credit, the Agent shall distribute to the Collateral Agent from the amounts held pursuant to this subsection (b) an amount equal to the product of (1) the total amount then held pursuant to this subsection (b) and (2) a fraction the numerator of which is the amount of such reduction and the denominator of which is the aggregate undrawn amount of all outstanding Letters of Credit immediately prior to such reduction, which amount shall be distributed by the Collateral Agent as provided in clause SECOND of subsection (a) above. At such time as no Letters of Credit are outstanding, any remaining amount held pursuant to this subsection (b), after the distribution therefrom as provided above, shall be distributed to the Collateral Agent for application as provided in clause SECOND of subsection (a) above.

(c) The Borrower and each Guarantor, by its acknowledgment hereto, agrees that in the event any payment is made with respect to any Secured Obligations, as between the Borrower, each Guarantor and each Secured Party, the Secured Obligations discharged by such payment shall be the amount or amounts of the Secured Obligations with respect to which such payment is distributed pursuant to this Section 9 notwithstanding the payment may have initially been made by the Borrower or a Guarantor with respect to other Secured Obligations.

10. Information from Secured Parties. Each of the Secured Parties hereby agrees, promptly upon request by the Collateral Agent, to provide to the Collateral Agent in writing such information regarding the Secured Obligations held by such Secured Party as may be reasonably required by the Collateral Agent at any time to determine such Secured Party’s Pro Rata Share or to calculate distributions to such Secured Party from the Collateral Account. Each Secured Party shall notify the Collateral Agent in writing promptly following the repayment in full of all Secured Obligations owing to such Secured Party.

11. Limitation on Collateral Agent’s Duties in Respect of Collateral. Other than the Collateral Agent’s duties set forth in this Agreement and the Collateral Documents as to the custody of Collateral and the proceeds thereof received by the Collateral Agent hereunder and thereunder and all other monies received by the Collateral Agent pursuant to Section 8 above and the accounting to the Borrower, the Guarantors, and the Secured Parties therefor, the Collateral Agent shall have no duty to the Borrower, the Guarantors, or the Secured Parties with respect to any Collateral in its possession or control or in the possession or control of its agent or nominee, any income thereon, or the preservation of rights against prior parties or any other rights pertaining thereto.

12. Secured Party Credit Decision. Each Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Secured Party and based on the financial information provided by the Borrower and its Subsidiaries and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Collateral Documents.

13. Exculpation. Neither the Collateral Agent nor any of its directors, officers, affiliates, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made by the Borrower or any Guarantor in connection with any Collateral Document or Guaranty; (ii) the performance or observance of any of the covenants or agreements of the Borrower, or any Guarantor under any Collateral Document or Guaranty; (iii) the satisfaction or observance of any condition or covenant specified in any of the Secured Creditor Documents; (iv) the existence or possible existence of any default under any of the Secured Creditor Documents or any Actionable Default; (v) the validity, enforceability, effectiveness or genuineness of any Collateral Document, Guaranty or any other instrument or writing furnished in connection herewith; (vi) the validity, perfection or priority of any security interest or lien created under any Collateral Document; or (vii) the financial condition of the Borrower or any of its Subsidiaries.

14. Employment of Agents and Counsel. The Collateral Agent may execute any of its duties as the Collateral Agent hereunder and under any Collateral Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Secured Parties, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Collateral Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Collateral Agent and the Secured Parties and all matters pertaining to the Collateral Agent’s duties hereunder and under the Collateral Documents.

15. Reliance on Documents and Counsel. The Collateral Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Collateral Agent, which may be employees of the Collateral Agent.

16. Collateral Agent’s Reimbursement and Indemnification. The Secured Parties agree to reimburse and indemnify the Collateral Agent ratably in proportion to their respective Pro Rata Shares as of the date of the occurrence of the event as to which such reimbursement or indemnification is being made (i) for any costs or expenses not reimbursed by the Borrower, or any Guarantor, under its Collateral Documents or Guaranty, as applicable, (ii) for any other expenses incurred by the Collateral Agent, on behalf of the Secured Parties, in connection with the preservation or protection of the Collateral or the validity, perfection or priority of the Collateral Agent’s interest therein or the enforcement of the Collateral Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of the Collateral Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Secured Party shall be liable for any of the foregoing to the extent any of the foregoing is found by a court of competent jurisdiction by final and nonappealable judgment to have arisen from the gross negligence or willful misconduct of the Collateral Agent. The agreements in this Section 16 shall survive the repayment of the Secured Obligations and the termination of the other provisions of this Agreement.

17. Rights as a Secured Party. Notwithstanding that SunTrust is acting as the Collateral Agent hereunder, SunTrust in its individual capacity shall have the same rights and powers hereunder as any Secured Party and may exercise the same as though it were not the Collateral Agent, and the term “Secured Party” or “Secured Parties” shall include SunTrust in its individual capacity.

18. Successor Collateral Agent. The Collateral Agent may resign at any time by giving not less than thirty days’ prior written notice thereof to the Secured Parties, the Borrower and the Guarantors and, only to the extent the Collateral Agent is an Insolvent Entity, may be removed at any time by the Requisite Secured Parties. Upon any such resignation or removal, the Requisite Secured Parties shall have the right to appoint, on behalf of the Secured Parties, a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Requisite Secured Parties or if no successor Collateral Agent shall have accepted its appointment by the Requisite Secured Parties within thirty days after the retiring Collateral Agent’s giving notice of resignation or its removal by the Requisite Secured Parties, then the retiring or removed Collateral Agent may appoint, on behalf of the Secured Parties, a successor Collateral Agent, so long as such successor Collateral Agent is not a Secured Party or an affiliate of a Secured Party or an Insolvent Entity. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall be discharged from its duties and obligations hereunder and under the Collateral Documents. No resignation or removal of the Collateral Agent shall become effective until a replacement Collateral Agent shall have been selected as provided herein and shall have assumed in writing the obligations of the Collateral Agent hereunder and under the Collateral Documents. Any replacement Collateral Agent shall be a bank or trust company having capital, surplus, and undivided profits of at least $250,000,000. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent hereunder and under the Collateral Documents. As used herein, “Insolvent Entity” means any entity that has (i) become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

19. Release. If the Collateral Agent receives written notice from the Agent and the Required Holders under the Pru Note Agreement that the lien on any Collateral granted pursuant to any Collateral Document may be released pursuant to a transaction permitted by both the terms of the Bank Credit Agreement and the Pru Note Agreement, the Collateral Agent shall promptly release such Collateral in accordance with the directions of the Agent and the Required Holders under the Pru Note Agreement. The Collateral Agent shall not otherwise release or subordinate any lien on any Collateral except pursuant to Section 7 or Section 20 hereof.

20. Release and Termination. All of the Collateral shall be released and this Agreement shall be terminated on the earlier of:

(a) the date on which (i) the Collateral Agent shall have received from each of the Secured Parties written notice that all Secured Obligations (other than contingent indemnity obligations) owing to such Secured Party have been paid in full and (ii) all Collateral Agent’s Expenses shall have been paid in full; or

(b) the date on which (i) the Collateral Agent shall have received written notice from (1) the Agent and (2) the Pru Noteholders directing the Collateral Agent to release the Collateral, and (ii) all Collateral Agent’s Expenses shall have been paid in full.

21. Amendments and Waivers of Collateral Documents. The Collateral Agent shall not execute or deliver any amendment or waiver, other than any amendments or waivers which are of a technical nature, with respect to any Collateral Document except at the direction or with the consent of the Requisite Secured Parties.

22. Notices With Respect to Secured Creditor Documents. Each of the Agent and each Pru Noteholder agrees to use its best efforts to give to the other (a) copies of any notice of the occurrence or existence of any default in payment of the Secured Obligations sent to the Borrower and/or any Subsidiary of the Borrower, simultaneously with the sending of such notice to the Borrower and/or such Subsidiary, and (b) notice of any acceleration of the Loans or the Pru Notes, promptly upon such acceleration, but the failure to give any of the foregoing notices shall not affect the validity of such notice of default or such acceleration or create a cause of action against or cause a forfeiture of any rights of the party failing to give such notice or create any claim or right on behalf of any third party.

23. No Other Security. Neither the Agent nor any Secured Party shall take or receive a security interest in or lien upon any of the property or assets of the Borrower or any of its Subsidiaries as security for the Secured Obligations other than pursuant to this Agreement and the Collateral Documents or as security for any other obligations of the Borrower or any of its Subsidiaries other than the Secured Obligations. The existence of a common law lien and setoff rights on deposit accounts shall not be prohibited by the provisions of this Section 23 provided that any realization on such lien or setoff rights and the application of the proceeds thereof shall be subject to the provisions of this Agreement. Each Secured Party agrees that it will have recourse to the Collateral only through the Collateral Agent, that it shall have no independent recourse thereto and that it shall refrain from exercising any rights or remedies under the Collateral Documents which have or may have arisen or which may arise as a result of an Event of Default or an acceleration of the Secured Obligations, except that, upon the direction of the Requisite Secured Parties, any Secured Party may set off any amount of any balances held by it for the account of the Borrower or any Guarantor or any other property held or owing by it to or for the credit or for the account of the Borrower or any Guarantor provided that the amount set off is delivered to the Collateral Agent for application pursuant to Section 8 hereof. Without such direction, no Secured Party shall set off any such amount.

24. Accounting; Invalidated Payments. (a) The Agent and each Secured Party agrees to render an accounting to any of the others of the outstanding amounts of the Secured Obligations, of receipts of payments from the Borrower, any Subsidiary of the Borrower and any Guarantor and of other items relevant to the provisions of this Agreement upon the reasonable request from one of the others as soon as reasonably practicable after such request.

(b) To the extent that any payment received by any Secured Party pursuant to a distribution under Section 9(a) hereof is subsequently invalidated, declared fraudulent or preferential, set aside or required to be paid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then each other Secured Party that received a payment pursuant to such distribution shall purchase from the Secured Party whose payment was invalidated (the “Affected Secured Party”), at such time as the Affected Secured Party is required to return or repay such payment, an undivided participation interest in the Affected Secured Parties’ Secured Obligations in an amount such that after such purchase the amount of such distribution (after deduction of the invalidated payment) shall have been shared ratably among the Secured Parties as contemplated by Section 9(a) hereof.

25. Continuing Agreement; No Novation. This Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable agreement, and shall remain in full force and effect until terminated in accordance with Section 20 hereof. Without limiting the generality of the foregoing, this Agreement shall survive the commencement of any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding involving the Borrower, a Subsidiary of the Borrower or a Guarantor. The Collateral Agent and each Secured Party agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Secured Obligations pursuant to any distribution hereunder is rescinded or must otherwise be restored by the Collateral Agent or any Secured Party, upon the insolvency, bankruptcy or reorganization of the Borrower, a Subsidiary of the Borrower or a Guarantor or otherwise, as though such payment had not been made. This Agreement amends and restates in its entirety the Original Agreement as of the date hereof and shall not constitute a novation of the Original Agreement (it being acknowledged and agreed that all representations and warranties made under the Original Agreement shall continue to be effective as of the date when made, and all obligations of any party to the Original Agreement shall be enforceable against such party for periods until the effectiveness of this Agreement).

26. Representations and Warranties. Each of the parties hereto severally represents and warrants to the other parties hereto that it has full corporate power, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations hereunder, and that no governmental or other authorizations are required in connection herewith, and that this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, regulatory and similar laws of general application and by general principles of equity.

27. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Collateral Agent, the Secured Parties and each of their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, if any Secured Party assigns or otherwise transfers (in whole or in part) to any other person or entity the Secured Obligations to such Secured Party under the Bank Credit Agreement or the Pru Note Agreement, such other person or entity shall thereupon become vested with all rights and benefits, and become subject to all the obligations, in respect thereof granted to or imposed upon such Secured Party under this Agreement.

28. No Reliance by Borrower. None of the Borrower, any Subsidiary of the Borrower, or any Guarantor shall have any rights under this Agreement or be entitled, in any manner whatsoever, to rely upon or enforce, or to raise as a defense, the provisions of this Agreement or the failure of the Collateral Agent, the Agent or any Secured Party to comply with such provisions.

29. Other Proceedings. Nothing contained herein shall limit or restrict the independent right of any Secured Party to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or to be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any questions concerning the post-petition usage of collateral and post-petition financing arrangement; provided that neither the Collateral Agent nor any Secured Party shall contest the validity or enforceability of or seek to avoid, have declared fraudulent or have set aside any of the Secured Obligations.

30. Amendments and Waivers. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by any Secured Party, the Agent or the Collateral Agent herefrom, shall in any event be effective unless the same shall be in writing and signed by the “Required Holders” (as defined in and under the Pru Note Agreement), the Agent (on behalf of the Banks), and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In addition to the foregoing, Sections 8 and 9 hereof and this Section 30 shall not be amended or waived directly or indirectly without the consent of the Collateral Agent and all Secured Parties. No consent of the Borrower or a Guarantor shall be required for any such amendment, waiver or departure to provisions of this Agreement unless such amendment, waiver or departure relates to a provision of this Agreement expressly binding upon the Borrower or such Guarantor.

31. Notices. All notices and other communications provided to any party under this Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth (a) in the case of the Agent, the Collateral Agent and each of the Banks, on Annex I hereto, (b) in the case of the Pru Noteholders listed on Annex II hereto, on Annex II hereto, (c) in the case of the Borrower or any Guarantor, on Annex III hereto, or (d) in any case, at such other address or facsimile number as may be designated by such party in a notice (which complies with the other requirements of this Section 31) to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; and notice, if transmitted by facsimile, shall be deemed given when transmitted if actually received, and the burden or proving receipt shall be on the transmitting party.

32. No Waiver. No failure or delay on the part of any Secured Party, the Agent or the Collateral Agent in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

33. Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

34. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

35. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

36. Counterparts. This Agreement may be separately executed and delivered in counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to constitute one and the same Agreement. Facsimile transmission of the signature of any party hereto shall be effective as an original signature.

37. Headings. Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

SUNTRUST BANK, as Agent for itself and on behalf of the Banks

By:	/s/ Peter Wesemeier
Name:	Peter Wesemeier
Title:	Vice President

Signature Page to

Amended and Restated Intercreditor Agreement

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a Pru Noteholder

By:	/s/ Cornelia Cheng
Vice President

PRUCO LIFE INSURANCE COMPANY, as a Pru Noteholder

By:	/s/ Cornelia Cheng
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY, as a Pru Noteholder

By: Prudential Investment Management, Inc., investment manager

By:	/s/ Cornelia Cheng
Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION, as a Pru Noteholder

By: Prudential Investment Management, Inc., investment manager

By:	/s/ Cornelia Cheng
Vice President

Signature Page to

Amended and Restated Intercreditor Agreement

SUNTRUST BANK, as Collateral Agent

By:	/s/ Peter Wesemeier
Name:	Peter Wesemeier
Title:	Vice President

Signature Page to

Amended and Restated Intercreditor Agreement

The provisions of the last two sentences of Section 8(a) hereof and all of Section 8(c), Section 9(c), Section 25, Section 28 and Section 30 hereof agreed to, by:

ENCORE CAPITAL GROUP, INC.		PROPEL ACQUISITION LLC

By:	/s/ J. Brandon Black	By:	/s/ J. Brandon Black
Name:	J. Brandon Black	Name:	J. Brandon Black
Title:	President	Title:	President

MIDLAND CREDIT MANAGEMENT, INC.		MIDLAND FUNDING LLC

By:	/s/ J. Brandon Black	By:	/s/ J. Brandon Black
Name:	J. Brandon Black	Name:	J. Brandon Black
Title:	President	Title:	President

MIDLAND FUNDING NCC-2 CORPORATION		MIDLAND INTERNATIONAL LLC

By:	/s/ J. Brandon Black	By:	/s/ J. Brandon Black
Name:	J. Brandon Black	Name:	J. Brandon Black
Title:	President	Title:	President

MIDLAND PORTFOLIO SERVICES, INC.		MRC RECEIVABLES CORPORATION

By:	/s/ J. Brandon Black	By:	/s/ J. Brandon Black
Name:	J. Brandon Black	Name:	J. Brandon Black
Title:	President	Title:	President

MIDLAND INDIA LLC

By:	/s/ James A. Syran
Name:	James A. Syran
Title:	President

Signature Page to

Amended and Restated Intercreditor Agreement

ANNEX I

NOTICE INFORMATION: Any notice or other information required to be delivered hereunder to the Agent, the Banks and/or the Collateral Agent shall be delivered to the following:

SunTrust Bank

3333 Peachtree Road

Atlanta, Georgia 30326

Attention: Peter Wesemeier

Facsimile No.: 404-439-7390

With a copy to:

SunTrust Bank

Agency Services

303 Peachtree Street, 25th Floor

Atlanta, Georgia 30308

Attention: Doug Weltz

Facsimile No.: 404-495-2170

ANNEX II

PRU NOTEHOLDERS: The following are the “Pru Noteholders”:

The Prudential Insurance Company Of America

Pruco Life Insurance Company

Prudential Retirement Insurance And Annuity Company

Prudential Annuities Life Assurance Corporation

NOTICE INFORMATION: Any notice or other information required to be delivered hereunder to any Pru Noteholder shall be delivered to the following:

c/o Prudential Capital Group

Four Embarcadero Center, Suite 2700

San Francisco, CA 94111

Attention: Managing Director

Telefacsimile: (415) 421-6233

ANNEX III

GUARANTORS: The following are “Guarantors” on the date hereof:

Midland Credit Management, Inc.

Midland Funding LLC

Midland Funding NCC-2 Corporation

Midland International LLC

Midland Portfolio Services, Inc.

MRC Receivables Corporation

Midland India LLC

Propel Acquisition LLC

NOTICE INFORMATION: Any notice or other information required to be delivered hereunder to the Borrower and/or any Guarantor shall be delivered to the following:

Encore Capital Group, Inc.

8875 Aero Drive, Suite 200

San Diego, California 92123

Attention: General Counsel

Telephone: (858) 309-6964

FAX: (858) 309-6995